Exhibit 99.1

Marten Transport Announces First Quarter Results

MONDOVI, Wis., April 17, 2018 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 25.8% increase in net income to $10.3 million, or 19 cents per diluted share, for the first quarter ended March 31, 2018, from $8.2 million, or 15 cents per diluted share, for the first quarter of 2017.  The increase in earnings was primarily due to the reduction of Marten's federal income tax rate under the Tax Cuts and Jobs Act of 2017.

Operating revenue improved 8.0% to $187.0 million for the first quarter of 2018 from $173.2 million for the first quarter of 2017. Excluding fuel surcharges, operating revenue improved 4.7% to $163.8 million for the 2018 quarter from $156.6 million for the 2017 quarter. Fuel surcharge revenue increased to $23.1 million for the first quarter of 2018 from $16.6 million for the 2017 quarter.

Operating expenses as a percentage of operating revenue was 92.7% for the first quarter of 2018 and 92.0% for the first quarter of 2017. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 91.7% for the first quarter of 2018 compared with 91.1% for the first quarter of 2017.

Chairman and Chief Executive Officer Randolph L. Marten said, “We continue to position our operations to capitalize on the strengthened freight environment. We improved our revenue excluding fuel surcharges in our Dedicated and Intermodal operations, our primary growth areas for this year, by 17.6% over the first quarter of 2017. We expect to deliver revenue and profitability growth throughout 2018 with increased compensation for our premium services, additional freight with existing and new customers, and our continued emphasis on cost controls.”

“Our agreements with a number of customers included a shift during the quarter between line haul and fuel surcharge revenue, which reduced our Dedicated and Truckload revenue, net of fuel surcharges, by $106 and $13 per tractor per week, while increasing our fuel surcharge revenue by the same amounts.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,376 dry trailers operating as of March 31, 2018. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

(In thousands, except share information)	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$10,398	$15,791
Receivables:
Trade, net	82,090	74,886
Other	7,037	6,131
Prepaid expenses and other	19,186	19,810
Total current assets	118,711	116,618

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	808,750	783,648
Accumulated depreciation	(217,558)	(211,728)
Net property and equipment	591,192	571,920
Other assets	2,062	1,865
Total assets	$711,965	$690,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49,421	$38,100
Insurance and claims accruals	25,414	26,177
Total current liabilities	74,835	64,277
Deferred income taxes	101,676	100,626
Total liabilities	176,511	164,903

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 54,589,542 shares at March 31, 2018, and 54,533,455 shares at December 31, 2017, issued and outstanding	546	545
Additional paid-in capital	76,915	76,413
Retained earnings	457,993	448,542
Total stockholders’ equity	535,454	525,500
Total liabilities and stockholders’ equity	$711,965	$690,403

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2018	2017

Operating revenue	$186,960	$173,159

Operating expenses (income):
Salaries, wages and benefits	58,822	56,400
Purchased transportation	35,026	29,362
Fuel and fuel taxes	29,044	25,956
Supplies and maintenance	10,436	10,990
Depreciation	21,815	21,383
Operating taxes and licenses	2,287	2,247
Insurance and claims	10,290	8,914
Communications and utilities	1,683	1,581
Gain on disposition of revenue equipment	(1,211)	(1,103)
Other	5,174	3,491

Total operating expenses	173,366	159,221

Operating income	13,594	13,938

Other	(189)	141

Income before income taxes	13,783	13,797

Income taxes expense	3,452	5,583

Net income	$10,331	$8,214

Basic earnings per common share	$0.19	$0.15

Diluted earnings per common share	$0.19	$0.15

Dividends declared per common share	$0.025	$0.015

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$80,216	$84,811	$(4,595)	(5.4)%
Truckload fuel surcharge revenue	12,801	10,847	1,954	18.0
Total Truckload revenue	93,017	95,658	(2,641)	(2.8)

Dedicated revenue, net of fuel surcharge revenue	42,364	36,899	5,465	14.8
Dedicated fuel surcharge revenue	6,469	3,378	3,091	91.5
Total Dedicated revenue	48,833	40,277	8,556	21.2

Intermodal revenue, net of fuel surcharge revenue	20,808	16,811	3,997	23.8
Intermodal fuel surcharge revenue	3,844	2,375	1,469	61.9
Total Intermodal revenue	24,652	19,186	5,466	28.5

Brokerage revenue	20,458	18,038	2,420	13.4

Total operating revenue	$186,960	$173,159	$13,801	8.0%

Operating income:
Truckload	$6,815	$5,974	$841	14.1%
Dedicated	2,488	4,487	(1,999)	(44.6)
Intermodal	2,978	2,149	829	38.6
Brokerage	1,313	1,328	(15)	(1.1)
Total operating income	$13,594	$13,938	$(344)	(2.5)%

Operating ratio:
Truckload	92.7%	93.8%
Dedicated	94.9	88.9
Intermodal	87.9	88.8
Brokerage	93.6	92.6

Consolidated operating ratio	92.7%	92.0%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31,
	2018	2017
Truckload Segment:
Revenue (in thousands)	$93,017	$95,658
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,679	$3,416
Average tractors(1)	1,696	1,931
Average miles per trip	603	615
Non-revenue miles percentage(2)	6.8%	9.6%
Total miles (in thousands)	40,582	46,060

Dedicated Segment:
Revenue (in thousands)	$48,833	$40,277
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,267	$3,462
Average tractors(1)	1,009	829
Average miles per trip	297	299
Non-revenue miles percentage(2)	1.1%	0.7%
Total miles (in thousands)	21,135	18,579

Intermodal Segment:
Revenue (in thousands)	$24,652	$19,186
Loads	10,737	9,584
Average tractors	82	77

Brokerage Segment:
Revenue (in thousands)	$20,458	$18,038
Loads	11,889	13,354

At March 31, 2018 and March 31, 2017:
Total tractors(1)	2,785	2,827
Average age of company tractors (in years)	1.6	1.5
Total trailers	5,308	4,955
Average age of company trailers (in years)	2.6	2.8
Ratio of trailers to tractors(1)	1.9	1.8

	Three Months
	Ended March 31,
(In thousands)	2018	2017

Net cash provided by operating activities	$23,182	$37,674
Net cash (used for) investing activities	(27,392)	(20,962)
Net cash (used for) financing activities	(1,183)	(8,135)

Weighted average shares outstanding:
Basic	54,572	54,426
Diluted	55,095	54,738

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 55 and 67 tractors as of March 31, 2018 and 2017, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.